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                                                                       EXHIBIT 8

                                   AGREEMENT

     THIS AGREEMENT made on March 25, 1988, between STATE BOND CASH MANAGEMENT FUND, INC., a Maryland Corporation, (hereinafter called the "Fund"), and FIRST BANK NATIONAL ASSOCIATION, a corporation organized under the laws of the State of Minnesota (hereinafter called the "Custodian").

                                  WITNESSETH:

     Whereas, the Fund desires that its securities and cash shall be hereafter held and administered by the Custodian pursuant to the terms of this Agreement:

     Now, Therefore, in consideration of the mutual agreements herein made, the Fund and Custodian agree as follows:

Sec. 1.    Definitions

     The word "securities" as used herein includes stock, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

     The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Fund by any two of the Chairman of the Executive Committee, the President, a Vice-President, the Secretary and the Treasurer of the Fund, or any other persons duly authorized to sign by the Board of Directors or the Executive Committee of the Fund.

Sec. 2.    Names, Titles and Signatures of Fund's Officers

     An officer of the Fund will certify to the Custodian the names and signatures of the persons authorized to sign under Sec. 1 hereof, and the names of the members of the Board of Directors and any of the Executive Committee thereof, together with any changes which may occur from time to time.

Sec. 3.    Receipt and Disbursement of Money

     A. The Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. The Custodian shall make payments of cash to, or for the account of, the Fund from such cash only (a) upon the purchase of securities for the portfolio of the Fund and the delivery of such securities to the Custodian, registered in the name of the Fund or of the nominee of the Custodian referred to in Sec. 7 or in proper form for transfer, (b) for the purchase or redemption of shares of the capital stock of the Fund, (c) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including, without limitation thereto, fees for legal, accounting and
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auditing services), (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to the Custodian, or (e) for other proper corporate purposes. Before making any such payment the Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c) or (d) of this subsection A, or upon receipt of a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, in respect of item
(e).

     B. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

Sec. 4.    Receipt of Securities

     Custodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it for or for the account of the Fund. All such securities are to be held or disposed of by Custodian for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the directive of the Fund and only for the account of the Fund as set forth in Sec. 5 of this Agreement.

Sec. 5.    Transfer, Exchange, Redelivery, etc. of Securities

     The Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only (a) upon sales of such securities for the account of the Fund and receipt by the Custodian of payment therefor, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such securities in accordance with "street delivery" custom, (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase or other similar rights represented by such securities,
(g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (h) for the purpose of redeeming in kind shares of capital stock of the Fund, or (i) for other proper corporate purposes. As to any deliveries made by the Custodian pursuant to items (b), (d), (e), (f) and
(g), securities or cash receivable in exchange therefor shall be deliverable to the Custodian. Before making any such transfer, exchange or delivery the Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g) or (h) of this Sec. 5 or upon receipt of a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such
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delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons (each of whom shall be stated in such resolution to be a properly bonded officer or employee of the Fund) to whom delivery of such securities shall be made in addition to an officers' certificate, in respect of item (i).

Sec. 6.    The Custodian Acts Without Instructions

     Unless and until the Custodian receives an officers' certificate to the contrary, the Custodian shall:

          (a) Present for payment all coupons and other income items held by it for the account of the fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

          (b) Collect interest and cash dividends received, with notice to the Fund, to the account of the Fund;

          (c) Hold for the account of the Fund hereunder all stock dividends, rights and similar securities issues with respect to any securities held by it hereunder;

          (d) Execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any State now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

Sec. 7.    Registration of Securities

     Except as otherwise directed b an officers' certificate the Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of the Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

     The Fund shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

Sec. 8.    Voting and Other Action

     Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions
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contained in an officers' certificate.  Custodian shall promptly deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

     Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

Sec. 9.    Deposits of Securities in Securities Depositories

     The Custodian may deposit all or any part of the securities owned by the Fund in a (1) clearing agency registered with the Securities Exchange Commission under Section 17A of the Securities Exchange Act of 1934 (clearing agency), which acts as a securities depository, and/or (2) the book-entry system as provided in Subpart O of Treasury Circular No. 300, CFR 306, Subpart B of 31 CFR
Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O. For the purposes herein, a "securities depository" is a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities. Any deposits made by the Custodian of the Fund's securities in a clearing agency which acts as a securities' depository or the book-entry system, or both shall be under an arrangement that contains the following elements:

          (a) The Custodian may deposit the securities directly or through one or more agents which are also qualified to act as custodians for investment companies.

          (b) The Custodian shall send the Fund a confirmation of any transfers to or from the account of the Fund. Where securities are transferred to that account, the Custodian shall also, by book-entry or otherwise, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities (i) registered in the name of the Custodian (or its nominee) or (ii) shown on the Custodian's account on the books of the clearing agency, the book-entry system, or the Custodian's agent. For this purpose, the term "confirmation" means advise or give notice of a transaction; it is not intended to require preparation by the Custodian of the confirmation required of broker-dealer under the Securities Exchange Act of 1934.

          (c) The Custodian, or its agent which deposits the securities, shall promptly send to the Fund reports it receives from the appropriate Federal Reserve Bank or clearing agency on its respective system of the internal accounting control. The Custodian and all the agents through which the securities are deposited shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.
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          (d) The underlying agreement between the custodian and the clearing agency, or the agreements between the Custodian and its agent and the agreement of said agent and the clearing agency, and any amendments thereto, shall be submitted to the Fund for its review

Sec. 10.    Transfer Tax and Other Disbursements

     The Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

     The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State, to exempt from taxation any exemptible transfers and/or deliveries of any such securities.

Sec. 11.    Concerning the Custodian

     The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties.

     The Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Directors or of the Executive Committee, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     The Fund agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Fund for such items other than those items which are associated with asserted claims and liabilities of the Custodian for its conduct. Payment to the Custodian for items which are associated with asserted claims and liabilities of the Custodian for its conduct may only be charged against an account of the Fund by the Custodian upon receipt of an officers' certificate from the Fund authorizing such payment. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor.
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Sec. 12.    Reports by the Custodian

     The Custodian shall furnish the Fund regular statements of income and principal transactions as of the last day of each month and a monthly list of the portfolio securities at share or par value. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of and auditors employed by the Fund.

Sec. 13.    Termination or Assignment

     This Agreement may be terminated by the Fund, or by the Custodian, on sixty days' notice, given in writing and sent by registered mail to the Custodian, at First Trust Company, First Trust Center, 180 East 5th Street, Saint Paul, Minnesota, 55101, or to the Fund at 100-106 North Minnesota Street, New Ulm, Minnesota, 56073, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to the Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, the Custodian shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company in the City of Minneapolis of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than two million dollars ($2,000,000) as a custodian for the Fund to be held under terms similar to those of this Agreement; provided, however, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian, and until full payment shall have been made to the Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Sec. 10 of this Agreement.

     This Agreement may not be assigned by the Custodian without the consent of the Fund, authorized or approved by a resolutions of its Board of Directors.

Sec. 14.    Sub-Custodians

     Upon receipt of an officers' certificate, the Custodian shall appoint one or more U. S. banking institutions as Sub-Custodian (including but not limited to, U. S. banks located in foreign countries) of securities at any time owned by the Fund. The Custodian shall advise the Fund in writing in advance of using the services of any such Sub-Custodian and the fees and expenses to be charged by such Sub-Custodian to the Fund. The Fund may by officers' certificate require that the Custodian cease use of the services of any such Sub-Custodian. Any such Sub-Custodian must have aggregate capital, surplus, and undivided profits of not less than $2,000,000. Any such Sub-Custodian must agree to keep physically segregated from the securities of other persons all securities received by it for the Fund. The Fund shall pay all fees and expenses of any Sub-Custodian.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.
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     Executed in several counterparts, each of which is an original.

                                       STATE BOND AND CASH MANAGEMENT FUND, INC.



                                       By  /s/  Roman G. Schmid
                                         ---------------------------------------
                                           Roman G. Schmid, President

Attest:


  /s/ Helen M. Wischstadt
------------------------------------
Helen M. Wischstadt, Secretary


                                       FIRST BANK NATIONAL ASSOCIATION


                                       By  /s/  Robert L. Spies
                                         ---------------------------------------
                                           Robert L. Spies